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                                                                     Exhibit (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 22, 2005, relating to the financial statements and financial highlights which appears in the January 31, 2005 Annual Report to Shareholders of the SunAmerica Series Trust Portfolio, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm and Legal Counsel" and "Disclosure of Portfolio Holdings Policies and Procedures" in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, TX
April 14, 2005